                                                           BANCFIRST CORPORATION
                                                                    EXHIBIT 10.8

                           STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 14th day of November, 2000, by and among BancFirst Corporation, Oklahoma City, Oklahoma, an Oklahoma corporation ("BANCFIRST"), Pickard Limited Partnership, an Oklahoma partnership ("PICKARD"), and Century Life Assurance Company, an Oklahoma-chartered life insurance company (together with its wholly owned subsidiary, "CENTURY").

                             W I T N E S S E T H:

          WHEREAS, PICKARD owns all of the issued and outstanding shares of CENTURY; and

          WHEREAS, the Board of Directors of BANCFIRST and the general partners of PICKARD have reached an agreement for the acquisition (the "Acquisition") by BANCFIRST of seventy five percent (75%) of the issued and outstanding common stock of CENTURY (the "Common Stock") from PICKARD in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                      The Acquisition and Related Matters

          1.01   The Acquisition. Subject to the terms and conditions of this
                 ---------------
Agreement, at the Closing (as such term is defined in Section 1.03 hereof),
                                                      ------------
1,125,000 shares of Common Stock (the "Shares"), representing seventy five percent (75%) of the shares of Common Stock which are outstanding immediately prior to the Closing, shall be purchased by and become the property of BANCFIRST upon payment of the purchase price (the "Purchase Price"), which shall be an amount equal to 75% of the sum of (a) $6,592,000, and (b) statutory net income from April 30, 2000 through December 31, 2000, not to exceed the net change in stockholders' equity from April 30, 2000 through December 31, 2000, as calculated under United States generally accepted accounting principles.

          1.02   Effective Time. The Acquisition shall become effective at
                 --------------
12:01 a.m. January 1 , 2001, provided that regulatory approvals have been
--------------------
received and all required waiting periods shall have expired by that date (the "Effective Time"). If such conditions have not been met to allow a closing on January 1, 2001, then the Acquisition shall become effective as of the 12:01 a.m. on the first day of the month following the completion of all the conditions.

          1.03   Closing. The closing of the transactions contemplated by this
                 -------
Agreement (the "Closing"), shall take place at such time and place as the parties may mutually agree, but no later than the Effective Time (the "Closing Date").

          1.04   Deliveries by PICKARD. At the Closing, PICKARD shall deliver
                 ---------------------
the following:

          (a) Certificates representing the Shares, duly endorsed for transfer to BANCFIRST (without reference to any encumbrance) necessary to vest BANCFIRST with indefeasible title to the Shares;

          (b) The certificate described in Section 7.01;
                                           ------------

          (c) The consents and approvals required by Section 2.04;
                                                     ------------

          (d) The resolutions referred to in Section 2.01;
                                             ------------

          (e) The resignations referred to in Section 5.04; and
                                              ------------

          (f) All other documents, schedules, instruments and writings required by this Agreement to be delivered by PICKARD at the Closing and any other documents or records reasonably requested by BANCFIRST in connection with this Agreement.

          1.05   Deliveries by BANCFIRST. At the Closing, BANCFIRST shall
                 -----------------------
deliver the following:

                 (a) Cash in immediately available funds for the Purchase Price as set forth in Section 1.01;
                ------------

                 (b) The certificate described in Section 6.01;
                                                  ------------

                 (c) The consents and approvals required by Section 3.04,if any;
                                                            ------------

                 (d) The resolutions referred to in Section 3.02; and
                                                    ------------

                 (e) All other documents, instruments and writings required by this Agreement or reasonably requested by PICKARD or CENTURY in connection with this Agreement.


                                  ARTICLE II

             Representations and Warranties of PICKARD AND CENTURY

          Except as may be disclosed to BANCFIRST in the Schedules described herein or otherwise described in a writing referred to herein which will be delivered to BANCFIRST by PICKARD and CENTURY following the execution and delivery of this Agreement, PICKARD and CENTURY hereby represent and warrant to BANCFIRST as follows (all such representation and warranties shall also apply to subsidiaries of CENTURY):

          2.01   Corporate Organization, Authorization, etc. CENTURY is an
                 ------------------------------------------
Oklahoma corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease; is duly qualified or licensed to do business and is in good standing in every other state of the United States and other jurisdictions where the character of its business or the nature of its properties makes such qualification or licensing necessary. PICKARD has full power and authority to enter into this Agreement, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by PICKARD and, is a valid and binding agreement of PICKARD in accordance with its terms, subject to laws relating to creditors' rights generally. CENTURY will deliver to BANCFIRST true, accurate and complete copies of the currently effective Certificate of Incorporation and Bylaws of CENTURY, as well as certified resolutions approving the execution and delivery of the Agreement.

          2.02   Authorized and Outstanding Stock. The authorized capital stock
                 --------------------------------
of CENTURY consists of 1,500,000 shares of common stock. As of the date hereof, 1,500,000 shares of Century Common Stock are issued and outstanding. All of such issued shares are validly issued, fully paid and nonassessable. CENTURY does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and CENTURY is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of CENTURY.

          2.03   Subsidiaries, Affiliates, etc. There are no subsidiaries or
                 -----------------------------
affiliates of CENTURY, except for Century Property and Casualty Insurance Company, of which CENTURY presently owns all of the 500,000 shares outstanding.

          2.04   Consents, Approvals, Filings, etc., of Governmental
                 ---------------------------------------------------
Authorities. Neither the business nor operations of CENTURY requires any
-----------
consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except for approval of the Oklahoma Insurance Commission.

          2.05   Financial Statements. CENTURY has furnished BANCFIRST with the
                 --------------------
audited financial statements of CENTURY at December 31, 1999, and unaudited financial statements of CENTURY for the six months ended June 30, 2000. Such financial statements have been prepared in accordance with statutory accounting principles ("SAP") consistently applied throughout the periods presented, and except as otherwise indicated therein, they present fairly the financial position, results of operations, and the related changes in financial position for such periods in accordance with statutory accounting principles. The financial statements of CENTURY at December 31, 1999 and June 30, 2000 are referred to herein as the "CENTURY Financial Statements".

          2.06   Absence of Undisclosed Liabilities. CENTURY has no liabilities
                 ----------------------------------
of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which in the aggregate are material to CENTURY's consolidated financial position, except those (i) reflected in the CENTURY Financial Statements, or in the notes thereto as a liability or by adequate reserves therefor, or (ii) incurred in the ordinary course of business of CENTURY since June 30, 2000, all of which have been consistent with past practices.

          2.07   Absence of Changes. Since June 30, 2000, there has been no
                 ------------------
Material Adverse Effect to the business, results of operations, prospects, financial condition or liabilities (accrued, absolute, contingent or otherwise), of CENTURY taken as a whole. For purposes of this provision and all other provisions of this Agreement which use the term "Material Adverse Effect," a material adverse effect is hereby defined to be any event or series of events which in the aggregate negatively impact or which have the potential to negatively impact the equity capital of CENTURY by $40,000 or more.

          There has not been any change in such business, results of operations, prospects, financial condition or liabilities or occurrence of any events of the type prohibited in Section 4.02 hereof (as if the restriction in Section 4.02
                   ------------                                  ------------
commenced as of June 30, 2000). Since June 30, 2000, there has been no adverse action taken by any federal or state regulatory agency relating to CENTURY.

          2.08   No Violation. The execution and delivery of this Agreement and
                 ------------
the performance of the obligations imposed upon PICKARD and CENTURY hereunder and the consummation of the transactions contemplated herein will not constitute or result in a material breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of CENTURY pursuant to (i) any charter or bylaw, or (ii) any material agreement or other instrument to which CENTURY is a party or by which any part of its property is bound, nor will such execution, delivery, performance or consummation violate any law, regulation, judgment, order or decree binding upon CENTURY, nor will the same result in the loss of, or by their terms materially adversely affect any material license, franchise, certificate, legal privilege or legal right enjoyed or possessed by CENTURY, give any party to any material agreement to which any of them is a party the right of termination or give any lender or noteholder, or any trustee for any lender or noteholder, any right to accelerate the maturity of, or increase the rate of interest with respect to, any material indebtedness as to which CENTURY is the direct or indirect obligor, or to claim any default or breach with respect thereto.

          2.09   Tax Matters. For tax periods ending on or prior to December
                 -----------
31, 1999, and except as disclosed on Schedule 2.09:
                                     -------------


                 (a) The unpaid federal income Taxes (as hereafter defined) of CENTURY do not exceed the reserves for federal income Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the CENTURY Financial Statements.

                 (b) The unpaid Taxes (other than federal income Taxes) of CENTURY do not exceed the reserves for those Taxes set forth on the CENTURY Financial Statements.

                 (c) CENTURY has filed all Tax Returns (as hereafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. CENTURY is not the beneficiary of any extension of time within which to file any income Tax Return.

                 (d) There is no material dispute or claim concerning any Tax liability of CENTURY either (i) claimed or raised by any authority in writing or
(ii) as to which CENTURY has knowledge based upon personal contact with any agent of such authority.

                 (e) CENTURY has provided BANCFIRST access to correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CENTURY since December 31, 1993. All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service and similar examinations by state and local tax authorities have been fully paid at the date hereof, and CENTURY has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

                 (f) CENTURY is subject to federal income Tax as a "life insurance company" within the meaning of Section 801 of the Internal Revenue Code 1986, as amended (the "Code").

                 (g) To the knowledge of CENTURY, proper and accurate amounts have been withheld by CENTURY in full and complete compliance with the Tax and social security withholdings provisions of applicable Federal, state, local and foreign law, and such withholdings have been timely paid to the respective governmental authorities.

                 (h) To the knowledge of CENTURY, CENTURY has made all required estimated tax payments sufficient to avoid any underpayment penalties.

          For purposes of this Section 2.09, "Tax" means any Federal, state,
                               ------------
local or foreign income, gross receipts, license, severance, occupation, capital gains, premium, environmental (including Taxes under Section 59A of the Code), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment, insurance, social security (or similar), excise, production, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee, levy or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, or with respect to any information reporting requirements imposed by the Code or any similar provisions of state, local or foreign law, and any interest in respect of such penalties, additions, assessments or deferred liability, whether or not disputed.

          For purposes of this Section 2.09, "Tax Return" means any return,
                               ------------
report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any schedule or attachment thereto, and any amendment thereof and any documentation required to be retained by the CENTURY in respect of information reporting requirements imposed by the Code or any similar provisions of foreign, state or local law.

          2.10   ERISA Compliance. CENTURY is in compliance in all material
                 ----------------
respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended, as such Act may apply to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit, severance or other benefit plan, trust agreement or arrangement of CENTURY in effect on the date hereof or to become effective after the date hereof (the "CENTURY Benefit Plans"). All of the CENTURY Benefit Plans are fully funded as to past service liabilities and all accrued payments thereunder have been paid. As to any plan purporting to be a qualified plan under Section 401 of the Internal Revenue Code of 1986, all necessary action has been taken to effect and maintain the qualifications of such plan. Any trust established in connection with any such plan has no accrued or contingent liability known to CENTURY, other than obligations to its beneficiaries, including without limitation liabilities for any taxes, and any such trust's fiduciaries have no liabilities, accrued or contingent, known to CENTURY, for breach of duty to such trust.

          2.11   Property. CENTURY has marketable title to all real property
                 --------
and good and indefeasible title to all other assets of CENTURY (i) reflected on the CENTURY Financial Statements (ii) thereafter acquired by CENTURY, free and clear of all mortgages, liens, pledges or encumbrances of any nature whatsoever, except for liens for taxes, assessments, governmental charges or levies on its property, if such assessments, governmental charges or levies shall not at the time be due and delinquent or the same thereafter can be paid without penalty, and such encumbrances, purchase money liens and imperfections of title, if any, which do not materially interfere with the present or proposed use of such property or otherwise materially impair the business operations relating to such property; provided, however, that this representation and warranty shall not extend to those assets of CENTURY which in the aggregate are not material to the business, results of operations, prospects or financial condition of CENTURY taken as a whole. All real estate owned by CENTURY will be separately listed on
Schedule 2.11. All tangible property and assets of CENTURY, which are material
-------------
to the business, results of operations, prospects of financial condition of CENTURY taken as a whole, have been well maintained and are in good operating condition and repair, in all material respects, except for ordinary wear and tear.

          2.12   Additional Schedules to be Furnished to BANCFIRST. In addition
                 -------------------------------------------------
to the Schedules previously delivered to BANCFIRST pursuant to other provisions of this Agreement, PICKARD and CENTURY will deliver to BANCFIRST the following additional Schedules:

                 (a) Certain Contracts, Agreements, Licenses. Schedule 2.12-a
                     ---------------------------------------  ---------------
will list as of the date hereof (i) each contract, including leases (other than policies of insurance, reinsurance agreements and agent contracts), to which CENTURY is a party which involves or may involve aggregate future payments (whether in payment of debt, as a result of a guarantee or indemnification, for goods or services, royalties or otherwise) by or to any of them of $50,000 or more, other than contracts which may be cancelled without penalty on 30 days' notice or less; (ii) franchises, licenses or other agreements of CENTURY; and
(iii) all license agreements to which CENTURY is a party by which

CENTURY grants, or is granted, any right to any trademark, trade name, copyright, patent, know-how or other intangible property.

                 (b) Governmental Licenses, Permits. Schedule 2.12-b lists all
                     ------------------------------  ---------------
licenses, certificates, permits and other evidences of authority of any regulatory authority, which licenses, certificates, permits and other evidences of authority singly or in the aggregate are material to the business, results of operations, prospects or financial condition of CENTURY taken as a whole. CENTURY has all necessary governmental authorizations to own its properties and assets and to carry on its business, as now being conducted, the absence of which might have a Material Adverse Effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such permit. CENTURY is not operating under any formal or informal agreement or understanding with the regulatory authority of any state which restricts its authority to do business or requires it to take, or refrain from taking, any action otherwise permitted by law.

                 (c) Employee Arrangements. A current list of the names and
                     ---------------------
current annual salaries of all present officers and employees of CENTURY will be provided to BANCFIRST prior to closing.



                 (d) Pension, Bonus Plan, etc. Schedule 2.12-d will list as of
                     ------------------------  ---------------
the date hereof all of the CENTURY Benefit Plans.

                 (e) Insurance. Schedule 2.12-e will set forth as of the date
                     ---------  ---------------
thereof a list and description of all policies of fire, liability, casualty and other forms of insurance held by with respect to the operation and assets of CENTURY. CENTURY (i) has adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or similar business similarly situated, against loss or damage of the kinds customarily insured against by such corporations, and (ii) carried, with financially sound and reputable insurers, such other insurance (including, without limitation, liability and blanket bond insurance) and in such amounts as is usually carried by corporations engaged in the same or a similar business, similarly situated.

                 (f) Trademarks, etc. Schedule 2.12-f will set forth as of the
                     ---------------  ---------------
date hereof a list of all material trademarks, trade names, service marks, patents and licenses in respect thereof registered in the name of CENTURY, or in which it has any right, title or interest, or for which applications are pending. The conduct by CENTURY of its business does not, to CENTURY's knowledge, infringe upon or violate the patents, trademarks, service marks, trade names, trade secrets, copyrights, licenses of right of anyone in any material respect, except as set forth in Schedule 2.12-f.
                                         ---------------

          2.13   Agreements in Force and Effect. All material contracts,
                 ------------------------------
agreements, plans, leases, licenses, certificates, insurance policies, permits, and franchise and license agreements of CENTURY relating to its business operations and finances are valid and in full force and effect in accordance with their terms, except to the extent in the aggregate not material to the business, results of operations, prospects or financial condition of CENTURY taken as a whole. Except as set forth in Schedule 2.13, CENTURY has not
                                         -------------
breached any provision of, or is in default in any material respect under the terms of, any such contract, agreement, plan, lease, license, certificate, insurance policy, permit, franchise or license agreement, except in such respects as in the aggregate are not material to the business, results of operations, prospects or financial condition of CENTURY taken as a whole. CENTURY has not taken or omitted to take any action within its control, which would cause the representations and warranties in this paragraph to be incorrect as of any date subsequent to the Effective Time.

          2.14   Litigation, Default. CENTURY has complied with, any laws,
                 -------------------
rules, regulations, ordinances, orders, writ, injunctions or court decrees applicable to it, the failure to comply with which in the aggregate might have a Material Adverse Effect. CENTURY is not subject to any order, ruling, decree or judgment, having continuing effect, of any court, arbitrator or other governmental agency or instrumentality. There are no claims, actions, suits, arbitrations, investigations, disputes or other proceedings pending or, to the knowledge of CENTURY, threatened, which claim, action, suit, arbitration, investigation, dispute or other proceeding might have a Material Adverse Effect; and CENTURY has no knowledge of any reasonable basis for any such claim, action, suit, arbitration, investigation, dispute or other proceeding.

          2.15   Labor Matters. There are no labor disputes between CENTURY and
                 -------------
any of its employees or representatives of such employees which in the aggregate might materially adversely affect the business, results of operations, prospects or financial condition of CENTURY taken as a whole.

          2.16   Hazardous Substances, Materials, Wastes, etc. (i) No hazardous
                 --------------------------------------------
or toxic materials, including, without limitation, any asbestos or asbestos containing materials, polychlorinated biphenyls, solid, liquid, gaseous or thermal irritant or contaminant or any substances defined as or included in the definition of "hazardous substances," "hazardous waste," or "toxic substances" under any applicable federal or state laws or regulations and including materials to be recycled, reconditioned or reclaimed (collectively hereinafter referred to as "Hazardous Material") are or have been or will be manufactured, used, located on, installed in, transported to or from, generated, stored, buried, released, allowed to escape, discovered upon, or disposed of on, or in a location that has or will adversely affect CENTURY; and (ii) no notice, requests, investigation, administrative order, consent order, agreement, litigation or settlement is proposed, threatened, anticipated or in existence with respect to the presence, suspected presence or potential presence of any Hazardous Material on or about the assets of CENTURY from any source.

          2.17   Additional Representations and Warranties Relating to Insurance
                 ---------------------------------------------------------------
Business and Related Matters.
----------------------------

                 (a) Reserves. The aggregate reserves and other amounts held in
                     --------
respect of liabilities with respect to Insurance Contracts (as hereinafter defined) of CENTURY, as established or reflected in each of the CENTURY Financial Statements referred to in Section 2.05 hereof (i) were computed in
                                    ------------
accordance with then accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles, (ii) are based on actuarial assumptions which produce reserves at least as great as those called for in any policy or contract provision as to reserve basis and method, and are in accordance with all other policy or contract provisions, (iii) meet all requirements of applicable law and exceed the minimum aggregate amounts required thereby, (iv) include provisions for all actuarial reserves and related actuarial statement items which ought to be established; and (v) are adequate on a SAP basis. For purposes of this Section 2.17, "Insurance Contract" shall mean
                                   ------------
any contract or agreement of insurance, together with any riders or endorsements thereto, including, but not limited to, life insurance policies, annuity contracts, variable contracts and reinsurance contracts.

                 (b) Absence of Certain Changes. Except as disclosed in a
                     --------------------------
writing to BANCFIRST, specifically identifying the subject matter of the writing as an exception to the matters covered by this Section 2.17(b), or as expressly
                                               --------------
contemplated by this Agreement, since June 30, 2000, there has not been:

                     (i) any acquisition of assets or incurrence of liabilities by CENTURY which is not primarily related to the life insurance business of CENTURY;

                     (ii) any change in any material way by CENTURY in underwriting, actuarial or reserving policies or standards;

                     (iii) any material change in the basis for establishing reserves or rates and depreciation or amortization policies of CENTURY, except for any such change as a result of a concurrent change in SAP;

                     (iv) (A) any entering into of any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice, or (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, by CENTURY;

                     (v) in the case of CENTURY, any increase or decrease in the percentage of its reinsured business, or any decrease in the amount of its in-force business which has had or would reasonably be expected to have a Material Adverse Effect;

                     (vi) any material insurance transaction by CENTURY other than in the ordinary course of business consistent with past practice;

                     (vii) any significant change by CENTURY in the compensation structure of, or benefits available to, any significant agent or with respect to agents generally;

                     (viii) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

                 (c)  Regulatory Filings.
                      ------------------

                     (i) To the knowledge of PICKARD and CENTURY, the business of CENTURY is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any governmental entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

                     (ii) CENTURY has made available for inspection by BANCFIRST complete copies of all material registrations, filings and submissions made since January 1, 1997 by CENTURY with any governmental entity and any material reports of examinations, including financial, market conduct and any other exams of any kind, issued since January 1, 1997 by any such governmental entity that relate to CENTURY.

                     (iii) To the knowledge of PICKARD and CENTURY, (A) all policy forms issued, reinsured or underwritten by CENTURY that represent at least 5% of its 1999 annualized life insurance premium (i) are, to the extent required under applicable laws in all material respects, approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection; and (B) have been filed or registered as required with all other applicable governmental authorities.

                     (iv) To the knowledge of PICKARD and CENTURY, CENTURY has not received information which would reasonably cause it to believe that the financial condition of any other party to any material reinsurance or coinsurance agreements, swap agreements, other derivative instruments or contracts, or any other material agreement is so impaired as to result in a default thereunder.

                 (d) Reinsurance Agreements. Copies of all reinsurance
                     ----------------------
agreements to which CENTURY is a party have previously been provided to BANCFIRST. Each reinsurance agreement to which CENTURY is a party is in full force and effect (except where any such agreement has terminated as to new business pursuant to its terms) and CENTURY is not in material breach of any provision thereof and, to the knowledge of CENTURY, no other party to such reinsurance agreements is in breach or has threatened breach of any provision thereof.

                 (e) Threats of Cancellation. Except as disclosed in a writing
                     -----------------------
to BANCFIRST, specifically identifying the subject matter of the writing as an exception to the matters covered by this Section 2.17(e), since June 30, 2000,
                                         ---------------
no group of policyholders or persons writing, selling, or producing, either directly or through reinsurance assumed, insurance business, that individually or in the aggregate for each such group or person, respectively, accounted for 5% or more of the premium income of CENTURY for the year ended December 31, 1999, has terminated or, to the knowledge of CENTURY, threatened to terminate its relationship with CENTURY.

                                  ARTICLE III

                  Representations and Warranties of BANCFIRST

          BANCFIRST hereby represents and warrants to PICKARD that:

          3.01   Organization, Authority. BANCFIRST is a duly organized
                 -----------------------
corporation, validly existing and in good standing under the laws of the State of Oklahoma, has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

          3.02   Corporate Action. BANCFIRST has full corporate power and
                 ----------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by BANCFIRST, and is the respective valid and binding agreement of BANCFIRST enforceable in accordance with its terms, subject to laws relating to creditor's rights generally. BANCFIRST will deliver to PICKARD certified resolutions approving the execution and delivery of the Agreement.

          3.03   Litigation. There are no claims, actions, suits, arbitrations,
                 ----------
investigations, disputes or other proceedings pending or, to the knowledge of BANCFIRST, threatened, which claim, action, suit, arbitration, investigation, dispute or other proceeding, might adversely affect BANCFIRST's ability to complete the Acquisition.

          3.04   Consents, Approvals, Filings, etc. of Governmental Authorities.
                 --------------------------------------------------------------
No characteristic of BANCFIRST or the nature of its business or operations, requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except for approval by the Federal Reserve Board and the Oklahoma Insurance Commission.


                                  ARTICLE IV

                        Conduct of Business of CENTURY
                  Prior to Effective Date of the Acquisition

          CENTURY and PICKARD agree that, except as otherwise consented to in writing by BANCFIRST prior to the Effective Time:

          4.01   Regular Course of Business of CENTURY. CENTURY will carry on
                 -------------------------------------
its business diligently and substantially in the same manner as heretofore, and will use all reasonable efforts to preserve their present business organizations intact, keep available the services of its present officers, agents and employees and preserve their present relationship with persons having business dealings with it.

          4.02   Restricted Activities and Transactions of CENTURY. From and
                 -------------------------------------------------
after the date of this Agreement, CENTURY will not engage in, or permit to happen, any one or more of the following without the prior written consent of
BANCFIRST:

   (a) issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stocks, bonds or other corporate securities of which CENTURY is the issuer (whether authorized and unissued or held in treasury), or, grant or issue, or agree to grant or issue, any options, warrants or other rights (including convertible securities) calling for the issue thereof;

          (b) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except in the ordinary course of business or under existing short term lines of credit;

          (c) mortgage or pledge any of its assets, tangible or intangible, other than securities pledged in the ordinary course of business;

          (d) sell, lease, exchange or otherwise transfer, or agree to sell, lease, exchange or otherwise transfer, any of its other assets, property or rights to cancel any debts or claims;

          (e) enter, or agree to enter, into any agreement or arrangement granting any rights or option to purchase any of the assets, property or rights of CENTURY or requiring the consent of any party to the transfer or assignment of any such assets, property or rights;

          (f) sell or otherwise dispose of (including the granting of any license with respect to), or make or permit any amendment extension, renewal or termination of, or waive any rights under, any agreement listed in Schedule
                                                                   --------
2.12(a);
------

          (g) make any material change in, or adopt, any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, severance or other employee benefit plan, payment or arrangement or enter into any employment, consulting or management contract, or make any increase in base salaries;

          (h) enter into any collective bargaining agreement not heretofore in force;

          (i) except as contemplated by this Agreement, merge or consolidate with any other corporation, acquire control of any other corporation or business entity, or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise;

          (j) enter into or extend any contract, agreement, or course of action which may require payments in excess of $5,000 per year;

          (k) except as required by law or generally accepted accounting principles, make any material alteration in the manner of keeping its books, accounts or records, or in the accounting practices therein reflected;

          (l) declare, set aside or pay any dividends;

          (m) directly or indirectly redeem, purchase or otherwise acquire any of its own stock, or make any other distributions of its assets to its shareholders, or reclassify, recapitalize, split up or otherwise adjust any of its capital stock; or

          (n) amend or alter the Certificate of Incorporation or Bylaws of CENTURY.


                                   ARTICLE V

                               Other Obligations

          5.01   Full Access. CENTURY shall, during normal business hours,
                 -----------
afford to the officers and authorized representatives of BANCFIRST full access to its properties, books and records in order that they may have full opportunity to make such investigations as they shall desire of the affairs of CENTURY; and CENTURY will furnish BANCFIRST with such additional financial and operating data and other information as to its business and properties as BANCFIRST shall from time to time reasonably request. In the event of the termination and abandonment of the Acquisition all such non-public information shall be held in strict confidence by BANCFIRST and its officers, employees and legal representatives except as may be required in any legal proceeding.

          5.02   Consents. BANCFIRST shall use its best efforts to obtain the
                 --------
consents set forth in Section 3.04. PICKARD and CENTURY shall provide all
                      ------------
assistance reasonably requested by BANCFIRST in connection with all necessary regulatory filings and obtaining all required consents.

          5.03   Supplements to Information. From time to time prior to the
                 --------------------------
Effective Time, PICKARD and CENTURY will deliver to BANCFIRST in writing information concerning events subsequent to the date hereof in order to keep the information in the Schedules timely, complete and accurate.

          5.04   Resignations. At the Closing, all of the directors of CENTURY
                 ------------
other than Emmett Carter shall resign as such as of the Effective Time.

          5.05   Further Assurances. Each party hereto agrees to execute and
                 ------------------
deliver such instruments and take such other actions as the other parties may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Acquisition in accordance with the terms and conditions of this Agreement.


                                  ARTICLE VI

                      Conditions to PICKARD's Obligations

          Each and every obligation of PICKARD under this Agreement to be performed on or before the Effective Time shall be subject to the satisfaction, on or before the Closing, of the following conditions:

          6.01   Representations and Warranties True. The representations and
                 -----------------------------------
warranties contained in Article III hereof shall be in all material respects true and accurate as of the date when made and as of the Closing (except for changes contemplated by this Agreement). BANCFIRST shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing. BANCFIRST shall have furnished PICKARD with a certificate of BANCFIRST signed by its President to the foregoing effect.

          6.02   No Governmental or Other Proceeding or Litigation. No order of
                 -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which restricts the right of BANCFIRST to own or operate any part of the business of CENTURY, and no suit, action, investigation, inquiry or proceeding by any governmental body shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which challenges the right of BANCFIRST to own or operate any part of the business of CENTURY.

          6.03   Approvals and Consents. All approvals of applications to
                 ----------------------
public authorities, federal, state, or local, and any private persons, the granting of which is necessary for the consummation of the Acquisition, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired.

                                  ARTICLE VII

                    Conditions to Obligations of BANCFIRST

          Each and every obligation of BANCFIRST under this Agreement to be performed on or before the Effective Time shall be subject to the satisfaction, on or before the Closing, of the following conditions:

          7.01   Representations and Warranties True. The representations and
                 -----------------------------------
warranties contained in Article II hereof shall be in all material respects true and accurate as of the date when made and as of the Closing Date (except for changes contemplated by this Agreement). PICKARD and CENTURY shall have performed and complied in all material respects with each and every covenant, agreement and condition required to be performed or complied with by them prior to or on the Closing. BANCFIRST shall have received a certificate signed by the President of CENTURY and by PICKARD to the foregoing effect.

          7.02   No Governmental or Other Proceeding or Litigation. No order of
                 -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which restricts the right of BANCFIRST to own or operate any part of the business of CENTURY and no suit, action, investigation, inquiry or proceeding by any governmental body shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which challenges the right of BANCFIRST to own or operate any part of the business of CENTURY.

          7.03   Approvals and Consents. All approvals of applications to
                 ----------------------
public authorities, federal, state or local, and any private persons, the granting of which is necessary for the consummation of the Acquisition, for preventing the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a Material Adverse Effect on the business, results of operations, prospects or financial condition of CENTURY taken as a whole, upon the consummation of the Acquisition, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired. With respect to the approval of state and federal bank holding company or other regulatory agency, as described in Section 3.04 hereof, the form and substance of such approvals
                ------------
shall be satisfactory to BANCFIRST in its sole discretion.

          7.04   Secretary's Certificate. BANCFIRST shall have received a
                 -----------------------
certificate, dated the Closing, from the Secretary of CENTURY which certifies to the number of shares of Century Common Stock which were issued and outstanding as of the close of business on the business day immediately preceding the date of such certificate.

          7.05   No Material Adverse Change. There shall not have occurred
                 --------------------------
since the date of the CENTURY Financial Statements, any change in the business, properties, operations, assets or condition (jurisdictionally or otherwise) of CENTURY taken as a whole that would result in a Material Adverse Effect.

                                 ARTICLE VIII

                         Survival and Indemnification

          8.01   Survival.
                 --------

                 (a) All representations, warranties, covenants and agreements made in this Agreement shall survive the Closing and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto, for a period of one (1) year after the Closing Date.

                 (b) All claims by PICKARD for indemnification pursuant to
Section 8.03, and all claims by BANCFIRST for indemnification pursuant to
------------
Section 8.02, must be made within one (1) year of the Closing Date (the
------------
"Indemnification Termination Date") or shall be forever barred.

                 Provided, however, that claims first made in good faith and in writing in reasonable detail prior to the Indemnification Termination Date may be pursued until they are finally resolved.

          8.02   BANCFIRST's Losses. PICKARD hereby agrees, subject to Sections
                 ------------------                                    --------
8.01 and 8.04, to indemnify BANCFIRST, and, effective at Closing and without
----     ----
duplication, CENTURY, and save and hold them harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with PICKARD's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "BANCFIRST's Losses"), to the extent BANCFIRST's Losses are related to or arise by reason of: (i) the breach by PICKARD or CENTURY of any provisions of this Agreement, including any representation or warranty made by PICKARD or CENTURY in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any material failure by PICKARD or CENTURY to observe or perform its covenants and agreements set forth in this Agreement; or (iii) any claim relating to the conduct of the business of CENTURY before the Closing Date that has not previously been disclosed to BANCFIRST in writing.

          8.03   PICKARD's Losses. BANCFIRST agrees, subject to Sections 8.01
                 ----------------                                -------------
and 8.04, to indemnify PICKARD and save and hold PICKARD harmless from, against,
    ----
for and in respect of any and all damages (including, without limitation, amounts paid in settlement with BANCFIRST's consent), losses, obligations, liabilities, claims, deficiencies, cost and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "PICKARD's Losses"), to the extent PICKARD's Losses are related to or arise by reason of: (i) the breach by BANCFIRST of any provision of this Agreement, including any representation or warranty made by BANCFIRST in or pursuant to this Agreement being untrue or incorrect in any material respect;
(ii) any material failure by BANCFIRST to observe or perform its covenants and agreements set forth in this Agreement.

          8.04   Notice of Loss. Notwithstanding anything herein contained,
                 --------------
neither BANCFIRST nor PICKARD shall have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the claim which is asserted has been given to the Indemnifying Party (hereafter defined) within five (5) days after the Indemnified Party becomes aware of such claim and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given within five (5) days after the Indemnified Party (hereafter defined) shall have been given notice of the commencement of a suit, action, investigation or proceeding. With respect to BANCFIRST's Losses pursuant to Section 8.02 hereof,
                                                           ------------
PICKARD shall be the Indemnifying Party and BANCFIRST and/or CENTURY shall be the Indemnified Party. With respect to PICKARD Losses pursuant to Section 8.03
                                                                  ------------
hereof, BANCFIRST shall be the Indemnifying Party and PICKARD shall be the Indemnified Party. The Indemnifying Party shall have 20 days from the date the notice is given in accordance with this Section (the "Notice Period") to notify the Indemnified Party whether it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claims and whether it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claims. Notwithstanding the foregoing, any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and that is not prejudicial to the Indemnifying Party.

          8.05   Right to Defend. Upon receipt of notice of any suit, action,
                 ---------------
investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding at its own cost and expense, including the right to invoke any arbitration proceeding available in the dispute. The Indemnified Party shall give the Indemnifying Party access to all records relating to such claim and will cooperate fully with the Indemnifying Party in the defense of such claim and will assign to the Indemnifying Party rights against third parties which might have responsibility to the Indemnified Party for such claim. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter. If the Indemnifying Party fails to assume defense of the matter by the end of the Notice Period after receiving the notice, as set forth in Section 8.04, relating to any such suit, action,
                        ------------
investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof, with counsel of its choosing, and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters after the Indemnified Party has began the defense, the Indemnified Party shall be entitled to recover from the Indemnifying Party any legal or other expenses incurred by the Indemnified Party in connection with the defense thereof.


                                  ARTICLE IX

                          Termination and Abandonment

          9.01   Methods of Termination. Anything herein to the contrary
                 ----------------------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, as follows:

                 (a) by mutual consent of the Board of Directors of BANCFIRST and the General Partners of PICKARD;

                 (b) prior to the Effective Time by (i) the General Partners of PICKARD; or (ii) the Board of Directors of BANCFIRST, if there has been a material misrepresentation or a breach of warranty or of a covenant on the part of the other party in the representations, warranties and covenants set forth herein or in any schedule or certificate delivered pursuant hereto; or

                 (c) by either Party, if the Acquisition has not become effective by February 1, 2001.

          9.02   Requirements and Effect of Termination. In the event of
                 --------------------------------------
termination and abandonment by the General Partners of PICKARD or by the Board of Directors of BANCFIRST, or both, pursuant to Section 9.01, written notice
                                                ------------
thereof shall forthwith be given to the other party, and no party hereto shall have any liability or further obligation to the other party to this Agreement, except as provided in the last sentence of Section 5.01, unless such termination
                                           ------------
results from a material breach of this Agreement or misrepresentation when made of a material fact represented herein or any schedule or certificate delivered pursuant thereto.

          9.03   Expenses. In the event this Agreement is terminated in the
                 --------
absence of a misrepresentation of a material part or a material breach on the part of either party, each party shall bear its own costs related to the transactions contemplated hereby.


                                   ARTICLE X

                           Miscellaneous Provisions

          10.01  Waiver of Compliance. Any failure of PICKARD, CENTURY or
                 --------------------
BANCFIRST to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the Chief Financial Officer of BANCFIRST or the General Partners of PICKARD, as the case may be; provided, however, such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          10.02  Notices. Any notice or communication required or permitted to
                 -------
be made hereunder shall be in writing, and shall be deemed to have been made if delivered personally or by facsimile, receipt confirmed, or if mailed, by registered or certified mail, return receipt requested, to the parties at the addresses shown below. The date of personal delivery shall be the date of giving notice, or if mailed in the manner prescribed above, notice shall be deemed to have been given three (3) business days after the mailing.

To PICKARD:

          Mr. David R. Rainbolt, Managing Partner
          101 N. Broadway, Suite 800
          Oklahoma City, OK  73102

To BANCFIRST:

          Mr. Joe T. Shockley, Jr., Executive Vice President and Chief Financial Officer
          101 N. Broadway, Suite 800
          Oklahoma City, Oklahoma 73102


To CENTURY:

          Mr. Emmett Carter, President
          101 N. Broadway, Suite 950
          Oklahoma City, OK 73102

          10.03  Publicity. BANCFIRST and PICKARD shall cooperate with each
                 ---------
other in the development and distribution of all news releases and other public disclosures concerning this Agreement and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass reports regarding the transaction contemplated hereby, in which such latter events the parties shall consult with each other regarding such responsive public disclosure (before issuing any written press release or other written response).

          10.04  Return of Documents. Upon termination of this Agreement
                 -------------------
without the Acquisition becoming effective, each party shall deliver to the other originals and all copies of all information made available to such party by the other and will not retain any copies, extracts or other reproductions in whole or in part of such information.

          10.05  Assignment. This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

          10.06  Governing Law. This Agreement and the legal relations between
                 -------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma, except insofar as the internal law of any other political entity or jurisdiction shall specifically and mandatorily apply to any of the transactions contemplated hereby.

          10.07  Counterparts. This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.08  Headings. The headings of the Sections of this Agreement are
                 --------
inserted for convenience only and shall not constitute a part hereof.

          10.09  Entire Agreement. This Agreement, the Schedules, other
                 ----------------
documents, writings or deliverables referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.


BANCFIRST:                       BANCFIRST CORPORATION


                                 By: /s/ Joe T. Shockley, Jr.
                                    --------------------------------------------
                                    Joe T. Shockley, Jr.,
                                    Executive Vice President and Chief Financial
                                    Officer


PICKARD:                         PICKARD LIMITED PARTNERSHIP



                                 By: /s/ David E. Rainbolt
                                    --------------------------------------------
                                     David E. Rainbolt, Managing Partner


CENTURY:                         CENTURY LIFE ASSURANCE COMPANY



                                 By: /s/ Emmett Carter
                                    --------------------------------------------
                                    Emmett Carter, President